FOR IMMEDIATE RELEASE	Exhibit 99.1

Xtera Announces Fiscal Second Quarter Financial Results

DALLAS, TEXAS, USA – (May 16, 2016) – Xtera Communications, Inc. (NASDAQ: XCOM), a provider of high-capacity optical transport solutions, today announced financial results for its fiscal second quarter ended March 31, 2016. Revenue for the second quarter of fiscal 2016 was $17.1 million, an increase of 21.0% compared to $14.1 million for the fiscal second quarter of 2015.

“Customer interest in our Optima platform remains strong, especially in the subsea market, where we are continuing to respond to a steady stream of requests for proposals. The global build-out of data centers, coupled with rapid deployment of cloud-based services, and the growing recognition of the advantages that Xtera’s solutions bring to the market are contributing to this increased level of RFPs,” reported Jon Hopper, Xtera’s President and Chief Executive Officer.

The company's GAAP net loss for the fiscal second quarter of 2016 was $(6.6) million, or $(0.38) per basic and fully diluted share, compared to a GAAP net loss of $(2.2) million, or $(3.08) per basic and fully diluted share, for the second fiscal quarter of 2015. The company's non-GAAP net loss for the fiscal second quarter of 2016 was $(6.1) million, or $(0.35) per basic and fully diluted share, compared to a non-GAAP net loss of $(1.9) million, or $(2.93) per basic and fully diluted share, for the second fiscal quarter of 2015.

A reconciliation of our fiscal second quarter 2016 operating results from GAAP to non-GAAP is provided below:

Three Months Ended March 31, 2016

(Unaudited, in thousands, except share data)

		Stock Based	Amortization of
	Non-GAAP	Compensation	Intangible Assets	GAAP
Revenue	$17,079	$—	$—	$17,079
Cost of revenue	16,023	—	—	16,023
Gross profit	1,056	—	—	1,056
Gross margin	6.18%	0.00%	0.00%	6.18%
Operating Expenses	6,502	242	270	7,014
Operating loss	(5,446)	(242)	(270)	(5,958)
Interest and other income(expense), net	(642)	—	—	(642)
Provision for income taxes	1	—	—	1
Net loss	$(6,089)	$(242)	$(270)	$(6,601)
Weighted average shares used to compute net loss per common share: basic and diluted	17,163,070	17,163,070	17,163,070	17,163,070
Net loss per common share: basic and diluted	$(0.35)	$(0.01)	$(0.02)	$(0.38)

Conference Call

In conjunction with this announcement, Xtera will host a conference call to discuss its results at 7:00 a.m. Central Time (8:00 a.m. Eastern Time) on Tuesday, May 17, 2016.  Interested parties can listen to a live webcast of the conference call by visiting the Investor Relations section of Xtera’s website at http://ir.xtera.com.  Dial in information for the conference call is available by registering at http://dpregister.com/10086478.  The conference call and webcast will include forward-looking information.  A replay of the conference call will also be available on the Investor Relations section of Xtera’s website at http://ir.xtera.com following the completion of the call.

Please visit http://ir.xtera.com for a copy of Xtera’s quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission today.

About Xtera Communications, Inc.

Xtera Communications, Inc. (NASDAQ: XCOM) is a leading provider of high-capacity, cost-effective optical transport solutions, supporting the high growth in global demand for bandwidth.  Xtera sells solutions to telecommunications service providers, content service providers, enterprises and government entities worldwide.  Xtera’s proprietary Wise RamanTM optical amplification technology leads to capacity and reach performance advantages over competitive products.  Xtera’s solutions enable cost-effective capacity to meet customers’ bandwidth requirements of today and to support their increasing bandwidth demand fueled by the development of data centers and related cloud-based services.

For more information, visit www.xtera.com, contact info@xtera.com or connect via LinkedIn, Twitter, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements based on Xtera’s current expectations.  All statements, other than statements of historical facts, included herein are forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  These forward-looking statements reflect the current views and assumptions of Xtera and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  Xtera may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Xtera’s forward-looking statements.  These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Xtera’s expectations for the future business and financial performance of the Company; the growing recognition of the importance and adoption of Xtera’s Wise Raman™ technology to solve the capacity and reach requirements of telecommunication and  content service providers as well as enterprises and government entities; the long-term goals and growth prospects for Xtera; Xtera’s ability to restructure its debt or obtain waivers under its existing debt; Xtera’s ability to obtain additional capital; Xtera’s success in improving its internal controls and processes; Xtera’s ability to continue as a going concern; the development of new products that Xtera believes will continue to help its customers expand capacity on their networks; Xtera’s history of significant operating losses; fluctuations in Xtera’s operating results and gross margin; and other factors included in Xtera’s filings with the Securities and Exchange Commission, including its 10-Q filed with the SEC on May 16, 2016.  Subsequent events may cause these expectations to change, and Xtera disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of intangible assets which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Revenue:
Products	$15,136	$12,776	$25,978	$24,955
Services	1,943	1,341	3,731	2,527
Total revenue	17,079	14,117	29,709	27,482
Cost of revenue:
Products	15,036	9,141	27,225	18,365
Services	987	662	1,747	1,224
Total cost of revenue	16,023	9,803	28,972	19,589
Gross profit	1,056	4,314	737	7,893
Operating expenses:
Sales and marketing	1,466	1,056	2,991	2,249
Research and development	3,279	2,675	6,044	5,427
General and administrative	2,269	1,435	4,106	3,051
Total operating expense	7,014	5,166	13,141	10,727
Operating loss	(5,958)	(852)	(12,404)	(2,834)
Other income (expense):
Interest expense	(357)	(624)	(762)	(1,286)
Interest expense, related party	—	(336)	—	(679)
Foreign exchange loss	(283)	(389)	(645)	(630)
Other loss	(2)	—	(2)	—
Total other expense	(642)	(1,349)	(1,409)	(2,595)
Loss before income taxes	(6,600)	(2,201)	(13,813)	(5,429)
Income tax provision	1	20	2	36
Net loss	$(6,601)	$(2,221)	$(13,815)	$(5,465)
Preferred dividend	—	(3,300)	—	(6,674)
Net loss available to common stockholders	$(6,601)	$(5,521)	$(13,815)	$(12,139)
Loss per common share – basic and diluted	$(0.38)	$(3.04)	$(1.01)	$(6.69)
Weighted average shares – basic and diluted	17,163,070	1,815,695	13,653,983	1,815,157

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	September 30,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$2,568	$1,753
Restricted cash	328	1,120
Accounts receivable, net	12,718	6,580
Unbilled receivables	10,272	6,119
Inventories, net	13,066	10,540
Deferred cost	3,053	780
Prepaid expenses and other current asset	1,127	1,185
Total current assets	43,132	28,077
Property and equipment, net	3,359	3,399
Restricted cash	3,479	152
Intangible assets, net	7,014	7,554
Other assets	90	90
Total assets	$57,074	$39,272
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,227	$13,589
Accrued compensation and employee benefits	1,137	760
Deferred revenue	1,769	1,058
Warranty reserve	2,158	1,735
Current portion of long-term debt	14,878	10,707
Other accrued liabilities	9,648	4,966
Total current liabilities	43,817	32,815
Long-term debt less current portion	—	2,133
Other long-term liabilities	644	631
Total liabilities	44,461	35,579
Commitments and contingencies
Stockholders’ equity (deficit)
Series A-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 40,500,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 39,663,482 as of March 31, 2016 and September 30, 2015	—	40
Series B-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 39,500,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 38,589,303 as of March 31, 2016 and September 30, 2015	—	39
Series C-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 25,000,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 19,081,778 as of March 31, 2016 and September 30, 2015	—	19
Series D-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 60,000,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 52,509,212 as of March 31, 2016 and September 30, 2015	—	53
Series E-3 convertible preferred stock, $0.001 par value, Authorized shares: 0 and 120,000,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 0 and 114,679,639 as of March 31, 2016 and September 30, 2015	—	115
Preferred Stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common Stock, $0.001 par value, Authorized shares: 100,000,000 and 395,000,000 as of March 31, 2016 and September 30, 2015; Issued and outstanding shares: 17,214,718 and 1,936,056 as of March 31, 2016 and September 30, 2015	17	2
Additional paid-in-capital	410,382	388,047
Accumulated deficit	(398,500)	(384,685)
Accumulated other comprehensive income, net	714	63
Total stockholders’ equity (deficit)	12,613	3,693
Total liabilities and stockholders’ equity	$57,074	$39,272

XTERA COMMUNICATIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended March 31,
	2016	2015
Operating Activities:
Net loss	$(13,815)	$(5,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,472	1,318
Provision for inventory obsolescence	1,768	618
Provision for loss on contracts	1,039	—
Warranty provision	493	436
Share-based compensation	294	17
Warrant amortization expense	77	86
Changes in operating assets and liabilities
Accounts receivable	(6,148)	(419)
Unbilled accounts receivable	(4,153)	(5,633)
Inventories	(4,296)	(834)
Deferred costs	(2,273)	(3,930)
Prepaid expenses and other assets	49	(6)
Accounts payable	686	6,796
Other accrued liabilities	3,935	134
Deferred revenue	723	3,010
Net cash used in operating activities	(20,149)	(3,872)
Investing Activities:
Changes in restricted cash	(2,534)	381
Purchases of property and equipment	(907)	(534)
Net cash used in investing activities	(3,441)	(153)
Financing Activities:
Repayment of debt	(18,431)	(16,506)
Proceeds from debt	20,393	19,646
Payment of capital lease obligations	(46)	—
Proceeds from issuance of common stock	21,790	1
Net cash provided by financing activities	23,706	3,141
Effect of exchange rate changes on cash	699	620
Net increase (decrease) in cash and cash equivalents	815	(264)
Cash and cash equivalents at beginning of period	1,753	1,920
Cash and cash equivalents at end of period	$2,568	$1,656
Supplemental disclosure of cash flow information:
Cash paid for interest	$560	$644
Cash paid for income taxes	$2	$36
Noncash investing and finance activities:
Issuance of warrants	$—	$264

Investor Contact:

David H. Allen | +1 408 427 4463 | IR@xtera.com

Marketing & Sales Contact:

Bertrand Clesca | +33 1 45 48 15 67 | marketing@xtera.com

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